Exhibit 99.1

PRESS RELEASE

Date: July 15, 2013	Contact:	Donna Luedtke
Website: www.cubicenergyinc.com		Investor Relations
Phone: (972) 686-0369	Email:	donna@cubicenergyinc.com

Cubic Energy, Inc. to Begin Trading on the OTCQB Market on July 17, 2013

DALLAS, TX — Cubic Energy, Inc. (NYSE MKT: QBC) (“Cubic” or the “Company”) announces today that its common stock will begin trading on the OTCQB Market commencing July 17, 2013.  The move to OTCQB does not change Cubic’s SEC reporting obligations under applicable securities laws.  Accordingly, Cubic will continue to file its Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K.  A subsequent press release will be issued tomorrow afternoon, July 16, 2013, with our new ticker symbol.

On July 10, 2013, the Company received a letter from NYSE MKT LLC (“NYSE MKT”) advising the Company would be delisted based upon the Company’s continued non-compliance with the stockholders’ equity requirements for continued listing as set forth in Sections 1003(a)(i-iii) of the Exchange’s Company Guide and the Exchange’s concerns regarding the Company’s financial viability with respect to maturing obligations, as set forth in Section 1003(a)(iv) of the Exchange’s Company Guide.

About OTC Markets Group Inc.

OTC Markets Group Inc. operates open, transparent and connected financial marketplaces for investors to easily trade almost 10,000 equity and debt securities through the broker of their choice. OTC Markets Group organizes these securities into tiered marketplaces to inform investors of opportunities and risks. OTC Markets Group’s data-driven platform enables efficient trading through any broker at the best possible prices and empowers a broad range of companies to improve the quality and availability of information for their investors.

About Cubic Energy, Inc.

Cubic Energy, Inc. is an independent company engaged in the development and production of, and exploration for, crude oil and natural gas. The Company’s oil and gas assets and activity are currently concentrated primarily in the Cotton Valley and Haynesville Shale Play located in Northwest Louisiana.   Additional information can be found on Cubic’s website at:  www.cubicenergyinc.com.

If you would like to be added to Cubic’s email distribution list, please email your name and email address to Donna Luedtke, Investor Relations at donna@cubicenergyinc.com.  This email distribution list is notified of all news events (including press releases and scheduled investor conference calls).

This press release includes statements, which may constitute “forward-looking” statements, usually containing the words “believe”, “intend”, “estimate”‘, “project”‘, “expect”‘, or similar expressions. These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, future trends in oil and natural gas prices, the ability to close the purchase of desirable oil and/or natural gas assets, the availability of capital for development of mineral projects and other projects, the availability of capital to satisfy debt obligations, dependency on pipelines in which to sell the Company’s natural gas it produces, reliance on third party operators for wells in which the Company maintains a working interest, reliance on third party contractors to aid in developing the production infrastructure and in the performance of well completion work, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release. There can be no assurance that any future activities and/or transactions mentioned in this press release will occur as planned. Cubic cannot guarantee the timing of the drilling or any level of production from its wells.